Exhibit 99.1

WestRock Provides Update on Ransomware Incident

ATLANTA--(BUSINESS WIRE)--January 26, 2021--WestRock Company (NYSE: WRK) today provided the following update on its ransomware incident which was announced on Jan. 25, 2021.

WestRock’s security teams, supported by leading cyber defense firms, continue to work on remediation of and recovery from this incident. With some exceptions, the Company’s operations have continued to run and deliver for customers. In locations where technology issues have been identified, we are using alternative methods to process and ship orders.

“We are working around the clock to complete our investigation and to restore normalized operations as quickly as possible,” said Steve Voorhees, chief executive officer. “WestRock teams are taking extraordinary steps to keep our mills and converting plants operational and to safely deliver to our customers.”

Forward-Looking Information

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements related to express or implied statements relating to the Company’s ability to manage the ransomware incident and keep its mills and converting plants operational. Factors that could cause actual results to differ materially from those expressed or implied include the ongoing assessment of the incident; adverse legal, reputational and financial effects on the Company resulting from the incident or additional cyber incidents; and the effectiveness of the Company’s business continuity plans during the ransomware incident. The Company’s businesses are also subject to a number of risks that would affect any such forward-looking statements and may impact management's assumptions. These risks are more particularly described in the Company’s filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2020. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

About WestRock

WestRock (NYSE: WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

Media:
Courtney James, 470-328-6397
Senior Manager, Corporate Communications and Public Relations
courtney.james@westrock.com